Exhibit (15)

May 2, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:

Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-26241; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; and 333-147148) and Form 3 (Registration No. 333-147052).

Commissioners:

We are aware that our report dated April 24, 2008, on our review of interim financial information of Ecolab Inc. (the “Company”) for the three month periods ended March 31, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota